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                                    FIRST AMENDMENT
                                           TO
              SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                           OF
                                  SHAMROCK LOGISTICS, L.P.



         This First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Shamrock Logistics, L.P. (the "PARTNERSHIP") is entered into by and among Riverwalk Logistics, L.P., a Delaware limited partnership (the "GENERAL PARTNER"), as General Partner of the Partnership, and the Limited Partners of the Partnership, as hereinafter provided.

         WHEREAS, the General Partner and the other parties thereto entered into that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of April 16, 2001 (the "AGREEMENT");

         WHEREAS, Article XIII of the Agreement permits the General Partner to amend the Agreement to change the name of the Partnership and to take certain other actions which, in the sole discretion of the General Partner, do not adversely affect the Limited Partners in any material respect, without the consent of Limited Partners.

         NOW THEREFORE, in order to change the name of the Partnership and to reflect the change in name of the general partner of the General Partner, the General Partner does hereby amend the Second Amended and Restated Agreement of Limited Partnership of the Partnership as follows:

         1. The definition of "Partnership" in Article I is hereby amended in its entirety to read as follows:

                " 'PARTNERSHIP' means Valero L.P., a Delaware limited partnership, and any successors thereto."

         2. The definition of "Shamrock GP" in Article I is hereby amended in its entirety to read as follows:

                " 'SHAMROCK GP' means Valero GP, LLC, a Delaware limited liability company and the general partner of the General Partner."

         3. The first sentence of Section 2.2 is hereby amended to read as follows:

                "The name of the Partnership shall be Valero L.P."

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         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the 31st day of December, 2001.


                              GENERAL PARTNER:

                              RIVERWALK LOGISTICS, L.P.

                              By:   Valero GP, LLC (formerly Shamrock
                                    Logistics GP, LLC), its General Partner



                              By: /s/ Curtis V. Anastasio
                              Name:       Curtis V. Anastsio
                              Title:      President and Chief Executive Officer

                              LIMITED PARTNERS:

                              All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner



                              By: RIVERWALK LOGISTICS, L.P., General Partner, as attorney-in-fact for all Limited Partners pursuant to the Powers of Attorney granted pursuant to
                              Section 2.6 of the Agreement.

                              By:   Valero GP, LLC (formerly
                                    Shamrock Logistics GP, LLC), its
                                    General Partner



                              By: /s/ Todd Walker
                              Name:       Todd Walker
                              Title:      Corporate Secretary